Exhibit 99.1

Media:	Wendy Olson
(713) 627-4072
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	August 4, 2010

Spectra Energy Reports Second Quarter Net Income Increase of

More Than 20 Percent

•	Reported net income (controlling interests) of $174 million, $0.27 earnings per share (EPS), versus prior year quarter’s $140 million, $0.22 EPS.

•	Quarter benefited from expansion project earnings and improved commodity prices.

HOUSTON – Spectra Energy Corp (NYSE: SE) reported 2010 second quarter net income from controlling interests of $174 million, or $0.27 diluted EPS, compared with $140 million, or $0.22 diluted EPS, in the prior year quarter.

The higher 2010 quarter results reflect sound performance from the company’s fee-based businesses, the positive effect of higher commodity prices at its Field Services business, and a stronger Canadian dollar.

“We had another good quarter, delivering earnings solidly in line with our expectations and exceeding last year’s net income by more than 20 percent. Our core, fee-based businesses continue to perform well, benefiting from earnings from expansion projects previously placed into service,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp. “This has been a strong first half of the year and we are well positioned to deliver on our financial, strategic, safety and operational goals.”

“In addition to meeting our earnings targets and successfully executing on our capital expansion plans, we also are focused on future growth, as evidenced by our recent announcement regarding the planned acquisition of Bobcat Gas Storage, which will provide continued earnings growth. This acquisition and the resulting build-out support our stated plans to deploy at least $1 billion per year in growth capital,” said Ebel.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported second quarter 2010 earnings before interest and taxes (EBIT) of $223 million, compared with $234 million in second quarter 2009. Second quarter 2009 results included a $24 million net benefit related to project development costs. Before the effect of this 2009 item, EBIT increased by 6 percent over last year’s quarter.

During the 2010 quarter, the segment benefited from business expansion projects previously placed into service, including Gulfstream Phase III, Algonquin J-2 and Northern Bridge. In addition, the segment benefited from higher processing revenues as a result of higher prices.

Distribution

Distribution reported second quarter 2010 EBIT of $73 million, compared with $40 million in the second quarter 2009. This improvement is primarily due to a stronger Canadian dollar and lower operating fuel costs. In addition, the second quarter 2009 results included a charge for a cumulative adjustment to the earnings sharing required under Union Gas’ incentive ratemaking methodology.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported second quarter 2010 EBIT of $69 million, compared with $58 million in second quarter 2009. The segment benefited from improved results in the base gathering and processing business, primarily driven by additional contracted volumes from expansions, including Fort Nelson, South Peace Pipeline and West Doe. The segment also benefited from the effect of a stronger

Canadian dollar. This was partially offset by lower earnings at the Empress natural gas liquids (NGL) business as a result of a scheduled 25-day plant shutdown for maintenance activities that occurred in May 2010.

Field Services

Field Services reported second quarter 2010 EBIT of $58 million, compared with $24 million in second quarter 2009. The increase in ongoing earnings was primarily driven by higher commodity prices.

During second quarter 2010, crude oil averaged approximately $78 per barrel, compared with approximately $60 per barrel in the prior year quarter. The NGL to crude relationship averaged 49 percent during the second quarter 2010 versus 44 percent during the prior year quarter. This equates to an NGL price of $0.91 per gallon during the 2010 quarter versus $0.62 per gallon in second quarter 2009. NYMEX natural gas averaged $4.09 per million British thermal unit (MMBtu) versus $3.50 per MMBtu during the same period in 2009.

Second quarter results also reflect the benefit of non-cash mark-to-market gains on hedges used to protect distributable cash flow at DCP Midstream’s master limited partnership. These increases in earnings were partially offset by lower marketing results and the timing of higher planned repair and maintenance costs.

DCP Midstream paid distributions of $112 million to Spectra Energy during the second quarter.

Other

“Other” reported net costs of $16 million in second quarter 2010, compared with net costs of $12 million in second quarter 2009.

Interest Expense

Interest expense was $158 million for second quarter 2010, compared with $146 million for second quarter 2009. This increase is primarily from the effects of the stronger Canadian dollar.

Income Taxes

Second quarter 2010 income tax expense from continuing operations was $76 million, compared with $67 million reported in second quarter 2009. The higher tax expense resulted from higher earnings in the 2010 period. The effective tax rate was 29 percent in second quarter 2010, compared with 30 percent in second quarter 2009.

Special Items Affecting Spectra Energy’s EPS for the Quarters Include:

(in millions, except per-share amounts)

There were no special items in the second quarters of 2010 or 2009.

Reconciliation of Reported to Ongoing Net Income – Controlling Interests

(in millions)

	Quarters Ended June 30,
	2010	2009
Net Income – Controlling Interests as Reported	$174	$140
Adjustments to Reported Net Income – Controlling Interests:
Discontinued Operations	—	1

Ongoing Net Income – Controlling Interests	$174	$141

Additional Information

Additional information about second quarter 2010 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The analyst call is scheduled for today, Wednesday, August 4, 2010, at 9:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s Web site or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “86559902” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, November 1, 2010, by dialing (800) 642-1687 with conference ID 86559902. The international replay number is (706) 645-9291, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income and ongoing diluted EPS, which are non-GAAP financial measures as they represent net income (controlling interests) and diluted EPS, adjusted for special items and discontinued operations, as measures to evaluate operations of the company. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment and Other EBIT as a measure of performance. Ongoing segment and Other EBIT is a non-GAAP financial measure as it represents reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Any statements that do not relate strictly to historical or current facts are forward-looking. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the outcome of litigation and regulatory investigations, proceedings or inquiries; the effect of weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms and the impact of weather on variations on customer usage; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, which can affect the long-term demand for natural gas and related services, and in particular, the risk of a prolonged slowdown or decline in the United States or Canadian economy or the risk of delay in recovery of the United States or Canadian economy; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition; the performance of natural gas transmission and storage, distribution and gathering and processing facilities; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets in general; and our ability to successfully complete and integrate future acquisitions. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2009 Form 10-K, filed on February 25, 2010, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 19,100 miles of transmission pipeline, more than 285 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids operations and local distribution assets. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy is a member of both the Dow Jones Sustainability Index North America and the U.S. S&P 500 Carbon Disclosure Leadership Index. For more information, visit www.spectraenergy.com.

# # #

Spectra Energy Corp

Quarterly Highlights

June 2010

(Unaudited)

(In millions, except per-share amounts and where noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
COMMON STOCK DATA
Earnings Per Share From Continuing Operations
Basic and Diluted	$0.27	$0.22	$0.79	$0.69
Earnings Per Share
Basic and Diluted	$0.27	$0.22	$0.82	$0.69
Dividends Per Share	$0.25	$0.25	$0.50	$0.50
Weighted-Average Shares Outstanding
Basic	648	645	648	637
Diluted	650	646	650	638

INCOME
Operating Revenues	$1,063	$937	$2,543	$2,321
Total Reportable Segment EBIT	423	356	1,034	956
Income (Loss) from Discontinued Operations, Net of Tax	—	(1)	16	2
Net Income - Controlling Interests	174	140	532	438

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$223	$234	$470	$451
Distribution	73	40	219	192
Western Canada Transmission & Processing	69	58	188	139
Field Services	58	24	157	174

Total Reportable Segment EBIT	423	356	1,034	956
Other EBIT	(16)	(12)	(30)	(36)

Total Reportable Segment and Other EBIT	$407	$344	$1,004	$920

CAPITAL AND INVESTMENT EXPENDITURES (a)
U.S. Transmission			$250	$215
Distribution			77	97
Western Canada Transmission & Processing			159	100
Other			14	14

Total Capital and Investment Expenditures			$500	$426

			June 30, 2010	December 31, 2009
CAPITALIZATION
Common Equity - Controlling Interests			40%	40%
Noncontrolling Interests and Preferred Stock			5%	4%
Total Debt			55%	56%

Total Debt			$9,885	$9,918
Book Value Per Share (b)			$11.13	$11.01
Actual Shares Outstanding			648	647

(a)	Excludes the acquisition of Ozark in 2009.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

June 2010

(Unaudited)

(In millions, except where noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
U.S. TRANSMISSION
Operating Revenues	$442	$414	$899	$819
Operating Expenses
Operating, Maintenance and Other	165	121	317	264
Depreciation and Amortization	64	62	128	121
Gains on Sales of Other Assets and Other, net	—	—	—	10
Other Income and Expenses	29	21	55	41
Noncontrolling Interests	19	18	39	34

EBIT	$223	$234	$470	$451

Proportional Throughput, TBtu (a)	567	574	1,385	1,287

DISTRIBUTION
Operating Revenues	$331	$284	$999	$992
Operating Expenses
Natural Gas Purchased	110	120	481	555
Operating, Maintenance and Other	99	82	202	163
Depreciation and Amortization	49	42	97	82

EBIT	$73	$40	$219	$192

Number of Customers, Thousands			1,331	1,314
Heating Degree Days, Fahrenheit	682	918	4,003	4,616
Pipeline Throughput, TBtu	181	129	485	456
Canadian Dollar Exchange Rate, Average	1.03	1.17	1.04	1.21

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$289	$239	$644	$510
Operating Expenses
Natural Gas and Petroleum Products Purchased	46	34	127	105
Operating, Maintenance and Other	135	108	250	196
Depreciation and Amortization	36	35	78	67
Other Income and Expenses	(3)	(4)	(1)	(3)

EBIT	$69	$58	$188	$139

Pipeline Throughput, TBtu	150	136	300	298
Volumes Processed, TBtu	163	164	326	331
Empress Inlet Volumes, TBtu	91	198	278	409
Canadian Dollar Exchange Rate, Average	1.03	1.17	1.04	1.21

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$58	$24	$157	$174

EBIT	$58	$24	$157	$174

Natural Gas Gathered and Processed/Transported, TBtu/day (b)	6.8	6.9	6.8	6.9
Natural Gas Liquids Production, MBbl/d (b,c)	361	359	357	345
Average Natural Gas Price Per MMBtu (d)	$4.09	$3.50	$4.70	$4.19
Average Natural Gas Liquids Price Per Gallon	$0.91	$0.62	$1.00	$0.59
Average Crude Oil Price Per Barrel (e)	$78.03	$59.62	$78.37	$51.35

OTHER
Operating Revenues	$14	$12	$27	$24
Operating Expenses	30	28	54	60
Other Income and Expenses	—	4	(3)	—

EBIT	$(16)	$(12)	$(30)	$(36)

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub
(e)	Average price based on NYMEX calendar month

2

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Operating Revenues	$1,063	$937	$2,543	$2,321
Operating Expenses	721	620	1,709	1,589
Gains on Sales of Other Assets and Other, net	—	—	—	10

Operating Income	342	317	834	742

Other Income and Expenses	83	54	209	230
Interest Expense	158	146	317	296

Earnings From Continuing Operations Before Income Taxes	267	225	726	676
Income Tax Expense From Continuing Operations	76	67	173	206

Income From Continuing Operations	191	158	553	470
Income (Loss) From Discontinued Operations, net of tax	—	(1)	16	2

Net Income	191	157	569	472
Net Income - Noncontrolling Interests	17	17	37	34

Net Income - Controlling Interests	$174	$140	$532	$438

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	June 30, 2010	December 31, 2009
ASSETS

Current Assets	$1,240	$1,429
Investments and Other Assets	6,312	6,356
Net Property, Plant and Equipment	15,557	15,347
Regulatory Assets and Deferred Debits	960	947

Total Assets	$24,069	$24,079

LIABILITIES AND EQUITY

Current Liabilities	$2,606	$2,495
Long-term Debt	8,670	8,947
Deferred Credits and Other Liabilities	4,774	4,747
Preferred Stock of Subsidiaries	258	225
Equity	7,761	7,665

Total Liabilities and Equity	$24,069	$24,079

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$569	$472
Adjustments to reconcile net income to net cash provided by operating activities	262	547

Net cash provided by operating activities	831	1,019

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(521)	(544)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(368)	(402)

Effect of exchange rate changes on cash	(2)	14

Net increase (decrease) in cash and cash equivalents	(60)	87
Cash and cash equivalents at beginning of period	166	205

Cash and cash equivalents at end of period	$106	$292

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2010 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission		$223	$223

Distribution		73	73

Western Canada Transmission & Processing		69	69

Field Services		58	58

Total Reportable Segment EBIT		423	423

Other		(16)	(16)

Total Reportable Segment and Other EBIT		$407	$407

EARNINGS
Total Reportable Segment EBIT and Other EBIT		$407	$407
Interest Expense		(158)	(158)
Interest Income and Other		18	18
Income Taxes from Continuing Operations		(76)	(76)

Total Earnings		$191	$191

Total Earnings - Noncontrolling Interests		(17)	(17)

Total Earnings - Controlling Interests		$174	$174

EARNINGS PER SHARE, BASIC		$0.27	$0.27

EARNINGS PER SHARE, DILUTED		$0.27	$0.27

Weighted Average Shares (reported and ongoing) - in millions

Basic	648

Diluted	650

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2009 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission		$234	$—		$—	$234

Distribution		40	—		—	40

Western Canada Transmission & Processing		58	—		—	58

Field Services		24	—		—	24

Total Reportable Segment EBIT		356	—		—	356

Other		(12)	—		—	(12)

Total Reportable Segment and Other EBIT		$344	$—		$—	$344

EARNINGS

Total Reportable Segment EBIT and Other EBIT		$344	$—		$—	$344
Interest Expense		(146)	—		—	(146)
Interest Income and Other		27	—		—	27
Income Taxes from Continuing Operations		(67)	—		—	(67)
Discontinued Operations, net of Tax		(1)	1	A	1	—

Total Earnings		$157	$1		$1	$158

Total Earnings - Noncontrolling Interests		(17)	—		$—	(17)

Total Earnings - Controlling Interests		$140	$1		$1	$141

EARNINGS PER SHARE, BASIC		$0.22	$—		$—	$0.22

EARNINGS PER SHARE, DILUTED		$0.22	$—		$—	$0.22

A - Net earnings from Sonatrach settlement.

Weighted Average Shares (reported and ongoing) - in millions

Basic	645

Diluted	646